Exhibit 3.11

Eaton Technologies (Luxembourg) S.à r.l.

Société à responsabilité limitée

Siège social : 12, rue Eugène Ruppert, L-2453 Luxembourg

R.C.S. Luxembourg B 172.818

RESOLUTIONS DE L’ASSOCIE UNIQUE

du 21 mai 2013                     Numéro                      /2013

In the year two thousand and thirteen, on the twenty-first day of May, before Maitre Marc Loesch, notary residing in Mondorf-les-Bains, Grand Duchy of Luxembourg,

there appeared:

Eaton Controls (Luxembourg) S.à r.l., a société à responsabilité limitée governed by the laws of Luxembourg, with registered office at 12, rue Eugene Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg, having a share capital of one hundred twenty-five million twelve thousand five hundred euro (EUR 125,012,500.-) and registered with the Luxembourg Register of Commerce and Companies under number B 9.145 (the “Shareholder”), hereby represented by Maître Marc Frantz, lawyer, residing in Luxembourg,

by virtue of a proxy under private seal given by the Shareholder on 21 May 2013.

The said proxy, signed by the proxyholder and the undersigned notary, shall be annexed to the present deed for the purpose of registration.

The Shareholder requested the undersigned notary to document that the Shareholder is the sole shareholder of Eaton Technologies (Luxembourg) S.à r.l., a société à responsabilité limitée governed by the laws of Luxembourg, having a share capital of one hundred twenty five million twelve thousand five hundred euro (EUR 125,012,500.-), with registered office at 12, rue Eugène

Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg, having been incorporated following a deed of the undersigned notary dated du 14 November 2012, published in the Mémorial C, Recueil des Sociétés et Association dated 18 December 2012, number 3049, and registered with the Luxembourg Register of Commerce and Companies under number B 172818 (the “Company”). The articles of incorporation of the Company have for the last time been amended following a deed of the undersigned notary dated 28 January 2013, published in the Mémorial C, Recueil des Sociétés et Association dated 9 April 2013, number 839.

The Shareholder, represented as above mentioned, declaring to be fully informed of the resolutions to be taken on the basis of the following agenda:

AGENDA

1. To change the object of the Company which shall henceforth have the following wording:

“The object of the Company is the acquisition, holding and disposal of interests in Luxembourg and/or in foreign companies and undertakings, as well as the administration, development and management of such interests.

The Company may provide loans and financing in any other kind or form or grant guarantees or security in any other kind or form, in favour of the companies and undertakings forming part of the group of which the Company is a member.

The Company may also invest in real estate, in intellectual property rights or any other movable or immovable assets in any kind or form.

The Company may borrow in any kind or form and privately issue bonds, notes or any other debt instruments as well as warrants or other share subscription rights.

In a general fashion, the Company may carry out any commercial, industrial or financial operation, which it may deem useful in the accomplishment and development of its purposes.

In addition, the Company may also carry out factoring activities in favour of the companies and undertakings forming part of the group of which the Company is a member. The Company will not enter into any transaction which would constitute a regulated activity of the financial sector without due authorisation under any laws of the Grand Duchy of Luxembourg.”

2. To amend article 2 of the articles of incorporation of the Company in order to reflect the above mentioned change of the corporate object of the Company.

3. Miscellaneous.

requested the undersigned notary to record the following resolutions:

FIRST RESOLUTION

The Shareholder resolved to change the corporate object of the Company as follows:

“The object of the Company is the acquisition, holding and disposal of interests in Luxembourg and/or in foreign companies and undertakings, as well as the administration, development and management of such interests.

The Company may provide loans and financing in any other kind or form or grant guarantees or security in any other kind or form, in favour of the companies and undertakings forming part of the group of which the Company is a member.

The Company may also invest in real estate, in intellectual property rights or any other movable or immovable assets in any kind or form.

The Company may borrow in any kind or form and privately issue bonds, notes or any other debt instruments as well as warrants or other share subscription rights.

In a general fashion, the Company may carry out any commercial, industrial or financial operation, which it may deem useful in the accomplishment and development of its purposes.

In addition, the Company may also carry out factoring activities in favour of the companies and undertakings forming part of the group of which the Company is a member. The Company will not enter into any transaction which would constitute a regulated activity of the financial sector without due authorisation under any laws of the Grand Duchy of Luxembourg.”

SECOND RESOLUTION

In view of the above, the Shareholder resolved to amend article 2 of the articles of incorporation of the Company, which shall from now on read as follows:

“Art. 2. Object. The object of the Company is the acquisition, holding and disposal of interests in Luxembourg and/or in foreign companies and undertakings, as well as the administration, development and management of such interests.

The Company may provide loans and financing in any other kind or form or grant guarantees or security in any other kind or form, in favour of the companies and undertakings forming part of the group of which the Company is a member.

The Company may also invest in real estate, in intellectual property rights or any other movable or immovable assets in any kind or form.

The Company may borrow in any kind or form and privately issue bonds, notes or any other debt instruments as well as warrants or other share subscription rights.

In a general fashion, the Company may carry out any commercial, industrial or financial operation, which it may deem useful in the accomplishment and development of its purposes.

In addition, the Company may also carry out factoring activities in favour of the companies and undertakings forming part of the group of which the Company is a member. The Company will not enter into any transaction which would constitute a regulated activity of the financial sector without due authorisation under any laws of the Grand Duchy of Luxembourg.”

EXPENSES

The expenses, costs, fees and charges of any kind which shall be borne by the Company as a result of the present deed are estimated at one thoudsand two hundred euro (EUR 1,200.-).

The undersigned notary who understands and speaks English, states herewith that on request of the proxyholder of the above appearing party, the present deed is worded in English followed by a French version; on request of the same proxyholder and in case of divergences between the English and the French texts, the English text will prevail.

Whereupon the present deed was drawn up in Luxembourg, on the day referred to at the beginning of this document.

The document having been read to the proxyholder of the above appearing party, who is known to the undersigned notary by his surname, first name, civil status and residence, such proxyholder signed together with the undersigned notary, this original deed.

SUIT LA TRADUCTION FRANÇAISE DU TEXTE QUI PRÉCÈDE:

L’an deux mille treize, le vingt et un mai,

par-devant Maître Marc Loesch, notaire de résidence à Mondorf-les-Bains, Grand-Duché de Luxembourg,

a comparu:

Eaton Controls (Luxembourg) S.à r.l., une société à responsabilité limitée régie par le droit luxembourgeois, avec siège social au 12, rue Eugène Ruppert, L-2453 Luxembourg, Grand-Duché de Luxembourg, ayant un capital social de cent vingt-cinq millions douze mille cinq cents euros (EUR 125.12.500,-), et inscrite au Registre de Commerce et des Sociétés de Luxembourg sous le numéro B 9.145 (l’ « Associé »), représentée par Maître Marc Frantz, avocat, résidant à Luxembourg,

en vertu d’une procuration sous seing privé donnée par l’Associé le 21 mai 2013.

Ladite procuration, signée par le mandataire et le notaire soussigné, sera annexée au présent acte à des fins d’enregistrement.

L’Associé a demandé au notaire soussigné d’acter que l’Associé est le seul associé de Eaton Technologies (Luxembourg) S.à r.l., une société à responsabilité limitée régie par le droit luxembourgeois, ayant un capital social de cent vingt-cinq millions douze mille cinq cents euros (EUR 125.12.500,-) avec siège social au 12, rue Eugène Ruppert, L-2453 Luxembourg, GrandDuché de Luxembourg, constituée suivant acte reçu par le notaire instrumentant en date du 14 novembre 2012, publié au Mémorial C, Recueil des Sociétés et Associations sous le numéro 3049 en date du 18 décembre 2012 et immatriculée auprès du Registre du Commerce et des Sociétés de Luxembourg sous le numéro B 172818 (la « Société »). Les statuts de la Société ont été modifiés la dernière fois par acte du notaire instrumentant en date du 28 janvier 2013, publié au Mémorial C, Recueil des Sociétés et Associations en date du 9 avril 2013 sous le numéro 839.

L’Associé, représenté comme mentionné ci-dessus reconnaissent être pleinement informé des décisions a prendre sur base de l’ordre du jour suivant:

ORDRE DU JOUR

1. Modification de l’objet de la Société qui aura dorénavant la teneur suivante:

« La Société a pour objet l’acquisition, la détention et la cession de participations dans toute société et entreprise luxembourgeoise et/ou étrangère, ainsi que l’administration, la gestion et la mise en valeur de ces participations.

La Société peut fournir des prêts et financements sous quelque forme que ce soit ou consentir des garanties ou sûretés sous quelque forme que ce soit, au profit de sociétés et d’entreprises faisant partie du groupe de sociétés dont la Société fait partie.

La Société peut egalement investir dans l’immobilier, les droits de propriété intellectuelle ou tout autre actif mobilier ou immobilier sous quelque forme que ce soit.

La Société peut emprunter sous quelque forme que ce soit et procéder à l’émission privée d’obligations, de billets à ordre ou tout autre instrument de dettes ainsi que des bons de souscription ou tout autre droit de souscription d’actions.

Dune facon générale, la Société peut effectuer toute opération commerciale, industrielle ou financière qu’elle estime utile à l’accomplissement et au développement de son objet.

De plus, la Société peut effectuer des opérations d’affacturage au profit de sociétés et d’entreprises faisant partie du groupe de sociétés dont la Société fait partie. La Société n’entre pas dans une transaction qui constituerait une activité réglementée du secteur financier sans les autorisations requises sous les lois du Grand-Duché de Luxembourg.»

2. Modification de l’article 2 des statuts de la Société afin de refléter le changement de l’objet social de la Société mentiormé ci-dessus.

3. Divers.

a requis le notaire soussigné d’acter les résolutions suivantes:

PREMIÈRE RÉSOLUTION

L’Associé a décidé de modifier l’objet social de la Société comme suit:

« La Société a pour objet l’acquisition, la detention et la cession de participations dans toute société et entreprise luxembourgeoise et/ou étrangère, ainsi que l’administration, la gestion et la mise en valeur de ces participations.

La Société peut fournir des prêts et financements sous quelque forme que ce soit ou consentir des garanties ou sûretés sous quelque forme que ce soit, au profit de sociétés et d’entreprises faisant partie du groupe de sociétés dont la Société fait partie.

La Société peut également investir dans l’immobilier, les droits de propriété intellectuelle ou tout autre actif mobilier ou immobilier sous quelque forme que ce soit.

La Société peut emprunter sous quelque forme que ce soit et procéder à l’émission privee d’obligations, de billets à ordre ou tout autre instrument de dettes ainsi que des bons de souscription ou tout autre droit de souscription d’actions.

Dune façon générale, la Société peut effectuer toute opération commerciale, industrielle ou financière qu’elle estime utile à l’accomplissement et au développement de son objet.

De plus, la Société peut effectuer des opérations d’affacturage au profit de sociétés et d’entreprises faisant partie du groupe de sociétés dont la Société fait partie. La Société n’entre pas dans une transaction qui constituerait une activite réglementée du secteur financier sans les autorisations requises sous les lois du Grand-Duché de Luxembourg. »

DEUXIÈME RÉSOLUTION

En vue de ce qui précède, l’Associé a décidé de modifier l’article 2 des statuts de la Société qui aura dorénavant la teneur suivante:

« Art. 2. Objet. La Société a pour objet l’acquisition, la détention et la cession de participations dans toute société et entreprise luxembourgeoise et/ou étrangère, ainsi que l’administration, la gestion et la mise en valeur de ces participations.

La Société peut fournir des prêts et financements sous quelque forme que ce soit ou consentir des garanties ou sûretés sous quelque forme que ce soit, au profit de sociétés et d’entreprises faisant partie du groupe de sociétés dont la Société fait partie.

La Société peut également investir dans l’immobilier, les droits de propriété intellectuelle ou tout autre actif mobilier ou immobilier sous quelque forme que ce soit.

La Société peut emprunter sous quelque forme que ce soit et procéder à l’émission privée d’obligations, de billets à ordre ou tout autre instrument de dettes ainsi que des bons de souscription ou tout autre droit de souscription d’actions.

D’une façon générale, la Société peut effectuer toute opération commerciale, industrielle ou financière qu’elle estime utile à l’accomplissement et au développement de son objet.

De plus, la Société peut effectuer des opérations d’affacturage au profit de sociétés et d’entreprises faisant partie du groupe de sociétés dont la Société fait partie. La Société n’entre pas dans une transaction qui constituerait une activite réglementée du secteur financier sans les autorisations requises sous les lois du Grand-Duché de Luxembourg. »

FRAIS

Les frail, dépenses, honoraires et charges de toute nature payable par la Société en raison du présent acte sont évalués à mille deux cents euros (EUR 1.200,-).

Le notaire soussigné qui comprend et parle la langue anglaise, déclare par la présente qu’à la demande du mandataire de la comparante ci-avant, le présent acte est rédigé en langue anglaise, suivi d’une version française, et qu’à la demande du même mandataire, en cas de divergences entre le texte anglais et le texte français, la version anglaise primera.

Dont acte

Fait et passé à Luxembourg, date qu’en tête des présentes.

Lecture du présent acte faite et interprétation donnée au mandataire de la comparante, connu du notaire soussigné par ses nom, prénom usuel, état et demeure, it a signé avec, le notaire soussigné, notaire le présent acte.

CERTIFIED AS A TRUE COPY.

MONDORF, May 27, 2013